[GRAPHIC OMITTED] ASPEN
                                                                    EXHIBIT 99.1

           FOR IMMEDIATE RELEASE

           INVESTOR CONTACT:

           Aspen Insurance Holdings Limited            Tel: 441-297-9382
           Noah Fields, Head of Investor Relations
           Julian Cusack, Chief Financial Officer

           U.S. CONTACTS:

           The Abernathy MacGregor Group               Tel: 212-371-5999
           Carina Thate
           Jason Thompson

           U.K. CONTACTS:

           The Maitland Consultancy                    Tel: 44 20 7379 5151
           Brian Hudspith

           ASPEN INSURANCE HOLDINGS LIMITED REPORTS THIRD QUARTER AND NINE
           MONTHS TO SEPTEMBER 30, 2004 FINANCIAL RESULTS

           o      NET LOSS OF $(43.0) MILLION FOR THIRD QUARTER 2004 AND NET
                  INCOME OF $122.9 MILLION FOR THE NINE MONTHS TO SEPTEMBER 30,
                  2004.

           o      COMBINED RATIO OF 126% AND 87% FOR THE THREE MONTHS AND NINE
                  MONTHS TO SEPTEMBER 30, 2004, RESPECTIVELY.

           HAMILTON, BERMUDA, November 2, 2004 -- Aspen Insurance Holdings
           Limited (NYSE: AHL;BSX:AHL BH) today reported a net loss of $(43.0)
           million, or $(0.62) per diluted share, for the three months ended
           September 30, 2004 and net income of $122.9 million, or $1.71 per diluted share, for the nine months to September 30, 2004.

           Gross written premiums were $349.4 million for the third quarter 2004 and $1,370.0 million for the nine months to September 30, 2004.

           Chris O'Kane, chief executive officer, said, "Clearly the quarter was dominated by the hurricane and typhoon events which impacted earnings by $145 million. Inclusive of losses, our year to date combined ratio was 87%, and our annualized operating return on average equity was
           12%. We anticipate that these storms will have a significant positive effect on the market for wind exposed property business in the US, and further we believe that they will have a stabilizing effect on the pricing of property reinsurance contracts where windstorm is not the dominant peril. Accordingly, we expect to start seeing the benefits in our 2005 results as earnings from the January 1, 2005 renewals emerge.

           "All in all, it is reassuring that the other segments of our business which are not subject to storm losses continue to perform in line with plan, demonstrating the robustness of our business model of building a diversified Specialty Insurance and Reinsurance business."

           Net investment income was $19.4 million for the third quarter 2004 and $46.3 million for the nine months to September 30, 2004.

           The Company reports separately on its reinsurance and insurance operations. Gross written premiums for the reinsurance segment were
           $231.2 million for the third quarter 2004 and $1,082.6 million for the nine months to September 30, 2004. The reinsurance operations reported a combined ratio of 139% for the third quarter 2004 and 88%
           for the nine months to September 30, 2004 Gross written premiums for the insurance segment were $118.2 million for the third quarter 2004 and $287.4 million for the nine months to September 30, 2004. The insurance operations reported a combined ratio of 87% for the third quarter 2004 and 82% for the nine months to September 30, 2004.

           Shareholders' equity increased from $1,298.7 million at December 31,
           2003 to $1,417.7 million at September 30, 2004.

           EARNINGS CONFERENCE CALL

           Aspen will hold a conference call tomorrow, November 3, 2004 at 8:30
           a.m. (ET) to discuss third quarter 2004 financial results. Investors may participate in the live conference call by dialing 800-473-6123
           (toll-free domestic U.S.) or 973-582-2706 (international). Please call to register at least 10 minutes before the conference call begins. A replay of the call will be available for 10 days via telephone starting approximately two hours following the live call on
           November 3, 2004, and can be accessed at 877-519-4471 (toll-free domestic U.S.) or 973-341-3080 (international); passcode: 5204700.
           The live call and a replay can also be heard via Aspen's website at
           www.aspen.bm.

           In addition, a financial supplement relating to the Company's financial results for the third quarter 2004 and nine months to
           September 30, 2004 is available in the Investor Relations section of the Company's website at www.aspen.bm.

           ABOUT ASPEN INSURANCE HOLDINGS LIMITED

           Aspen Insurance Holdings Limited was established in June 2002. Aspen is a Bermudian holding company that provides property and casualty reinsurance in the global market, property and liability insurance principally in the United Kingdom and surplus lines insurance in the
           United States. Aspen's operations are conducted through its wholly-owned subsidiaries located in London, Bermuda and the United
           States: Aspen Insurance UK Limited, Aspen Insurance Limited and Aspen
           Specialty Insurance Company. Aspen's reinsurance segment consists of property reinsurance, casualty reinsurance and specialty reinsurance lines of business. Aspen's insurance segment consists of commercial property, commercial liability, marine and aviation, and U.S. surplus insurance lines of business. Aspen's principal existing shareholders include The Blackstone Group, Candover Partners Limited, Wellington
           Underwriting plc and Credit Suisse First Boston Private Equity. For
           more information about Aspen, please visit the Company's website at
           www.aspen.bm.

           APPLICATION OF THE SAFE HARBOR OF THE PRIVATE SECURITIES LITIGATION
           REFORM ACT OF 1995:

           This press release contains, and Aspen's earnings conference call may contain, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities
           Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend,"
           "plan," "believe," "project," "anticipate," "seek," "will,"
           "estimate," "may," "continue," and similar expressions of a future or forward-looking nature.

           All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company's control that could cause actual results to differ materially from such statements. Important events that could cause the actual results to differ include, but are not limited to: the impact of acts of terrorism and acts of war and related legislations; the possibility of greater frequency or severity of or unanticipated losses from natural or man-made catastrophes, including losses developing from the recent windstorms in the southeastern U.S. and Japan; the effectiveness of the Company's loss limitation methods; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the loss of key personnel; a decline in the operating subsidiaries' ratings with Standard & Poor's, A.M. Best or Moody's;
           changes in general economic conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; decrease in demand for the Company's insurance or reinsurance products and cyclical downturn of the industry; and changes in governmental regulation or tax laws in the jurisdictions where the Company conducts business, the total industry losses resulting from the recent windstorms, the actual number of the Company's insureds incurring losses from these storms, the limited actual loss reports received from the Company's insureds to date, the Company's reliance on industry loss estimates and those generated by modeling techniques, the impact of these storms on the Company's reinsurers, the amount and timing of reinsurance recoverables and reimbursements actually received by the Company from its reinsurers and the overall level of competition, and the related demand and supply dynamics, in the wind exposed property reinsurance lines as contracts come up for renewal. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Aspen's
           Annual Report on Form 10-K for the year ended December 31, 2003, filed with the U.S. Securities and Exchange Commission on March 26,
           2004. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

SUMMARY OF RESULTS - CONSOLIDATED INCOME STATEMENTS

                                                  Three Months     Three Months      Nine Months       Nine Months
                                                      Ended            Ended            Ended             Ended
(in US $ millions)                                September 30,    September 30,    September 30,     September 30,
                                                      2004             2003              2004             2003

UNDERWRITING REVENUES
Gross premiums written                                   349.4          331.8           1,370.0          1,161.8
Premiums ceded                                          (53.5)         (36.7)           (201.1)          (200.7)
                                                  ---------------------------------------------------------------
Net premiums written                                     295.9          295.1           1,168.9            961.1
Change in unearned premiums                              (2.5)         (88.4)           (242.7)          (422.1)
                                                  ---------------------------------------------------------------
Net premiums earned                                      293.4          206.7             926.2            539.0

UNDERWRITING EXPENSES
Losses and loss expenses                               (303.2)        (110.5)           (566.7)          (276.4)
Acquisition expenses                                    (40.0)         (36.3)           (164.2)          (107.4)
General and administrative expenses                     (26.5)         (18.9)            (70.7)           (33.4)
                                                  ---------------------------------------------------------------
Total Underwriting Expenses                            (369.7)        (165.7)           (801.6)          (417.2)
                                                  ---------------------------------------------------------------
Underwriting Income                                     (76.3)           41.0             124.6            121.8
                                                  ---------------------------------------------------------------

OTHER OPERATING REVENUE
Net investment income                                     19.4            6.0              46.3             16.7
Interest expense                                         (2.7)            0.0             (3.2)              0.0
Other income                                               0.0            0.1               0.0              0.1
                                                  ---------------------------------------------------------------
Total other operating revenue                             16.7            6.1              43.1             16.8
                                                  ---------------------------------------------------------------
OPERATING INCOME BEFORE TAX                             (59.6)           47.1             167.7            138.6
                                                  ---------------------------------------------------------------

OTHER
Net exchange gain                                          1.4            0.0               0.7              0.0
Net realized investment gains (losses)                     1.9          (1.8)             (2.4)            (1.8)
Other expense                                            (2.1)            0.0             (2.1)              0.0
                                                  ---------------------------------------------------------------
INCOME BEFORE INCOME TAX                                (58.4)           45.3             163.9            136.8

Income taxes                                              15.4         (12.8)            (41.0)           (39.2)
                                                  ---------------------------------------------------------------
NET INCOME AFTER TAX                                    (43.0)           32.5             122.9             97.6
                                                  ---------------------------------------------------------------
Dividends Paid                                           (2.0)            0.0             (6.2)              0.0
                                                  ---------------------------------------------------------------
Retained Income                                         (45.0)           32.5             116.7             97.6
                                                  ---------------------------------------------------------------

Components of Net Income (after tax)
           OPERATING INCOME                             (43.9)           32.5             125.5             97.6
           Net realized investment (losses)              (0.1)            0.0             (3.1)              0.0
           Net realized exchange gains                     1.0            0.0               0.5              0.0
                                                  ---------------------------------------------------------------
NET INCOME AFTER TAX                                    (43.0)           32.5             122.9             97.6
                                                  ---------------------------------------------------------------

PER SHARE DATA                                         Three Months   Three Months    Nine Months     Nine Months
                                                           Ended          Ended          Ended           Ended
(In US$ except for number of shares)
                                                         September      September    September 30,     September
                                                         30, 2004       30, 2003          2004         30, 2003

Basic earnings per share
       Net income                                           (0.62)           0.57            1.78           1.72
       Operating income                                     (0.63)           0.57            1.81           1.72

Diluted earnings per share
       Net income                                           (0.62)           0.57            1.71           1.71
       Operating income                                     (0.63)           0.57            1.75           1.71

Weighted average ordinary shares outstanding            69,174,303     56,898,680      69,175,603     56,898,680
Weighted average ordinary shares outstanding and        69,174,303     57,257,360      71,751,883     57,257,360
dilutive potential ordinary shares

Book value per share                                                                         20.4           17.3
Diluted book value (treasury stock method)                                                   19.7           17.2

Ordinary shares outstanding at end of the period                                       69,174,303     56,924,120
Ordinary shares outstanding and dilutive potential                                     71,760,480     57,282,800
ordinary shares at end of the period

CONSOLIDATED BALANCE SHEET

(in US$ millions)                                               As at September   As at December
                                                                   30, 2004          31, 2003

ASSETS
Investments
       Fixed Maturities                                                1,994.4           1,048.1
       Short term investments                                            479.4             568.2
                                                              -----------------------------------
       Total Investments                                               2,473.8           1,616.3

Cash and cash equivalents                                                277.5             230.8
Reinsurance Recoverables
       Unpaid losses                                                     163.6              43.6
       Ceded unearned premiums                                            80.7              48.9
Receivables
       Underwriting premiums                                             683.7             496.5
       Other                                                              30.2              40.8
Deferred policy acquisition costs                                        144.2              94.6
Derivative at fair value                                                  25.7               0.0
Office properties and equipment                                            1.1               0.4
Intangible assets                                                          6.6               6.6
                                                              -----------------------------------
       Total Assets                                                    3,887.1           2,578.5
                                                              ===================================

LIABILITIES
Insurance Reserves
       Losses and loss adjustment expenses                             1,137.5             525.8
       Unearned premiums                                                 853.7             572.4
                                                              -----------------------------------
       Total insurance reserves                                        1,991.2           1,098.2

Payables
       Reinsurance premiums                                               86.8              59.9
       Accrued expenses and other payables                                75.4              81.7
       Liabilities under derivative contract                              26.7               0.0
       Bank debt                                                          40.0              40.0
                                                              -----------------------------------
       Total Payables                                                    228.9             181.6

Long term debt                                                           249.3               0.0
                                                              -----------------------------------
       Total Liabilities                                               2,469.4           1,279.8

SHAREHOLDERS' EQUITY
Ordinary shares                                                        1,094.0           1,090.8
Retained earnings                                                        297.4             180.7
Accumulated other comprehensive income, net of                            26.3              27.2
taxes
                                                              -----------------------------------
       Total shareholders' equity                                      1,417.7           1,298.7
                                                              -----------------------------------
Total Liabilities and Shareholders' Equity                             3,887.1           2,578.5
                                                              ===================================

SUMMARIZED CASH FLOW

(in US$ millions)                                                         Nine Months      Nine Months
                                                                             Ended            Ended
                                                                         September 30,    September 30,
                                                                              2004            2003

Net cash from operating activities                                              656.6            352.6
Net cash from investing activities                                            (860.1)          (270.5)
Net cash from financing activities                                              243.1              0.8
Effect of exchange rate movements on cash and cash equivalents                    7.1              0.3
Increase in cash and cash equivalents:
       Cash at beginning of the period                                          230.8              9.6
                                                                       --------------------------------
       Cash at end of the period                                                277.5             92.8
                                                                       --------------------------------

              NON-GAAP FINANCIAL MEASURES

              In presenting the Company's results, management has included and discussed certain "non-GAAP financial measures", as such term is defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. The reconciliation of such non-GAAP financial measures to their respective most directly comparable GAAP financial measures in accordance with Regulation G is included in the financial supplement, which can be obtained from Aspen's website at www.aspen.bm.

              (1) ANNUALIZED OPERATING RETURN ON AVERAGE EQUITY (ROAE) is a
              non-GAAP financial measure. Annualized Operating Return on Average
              Equity is calculated using 1) operating income, as defined below and 2) excludes from average equity, the average after tax unrealized appreciation or depreciation on investments and the average after tax unrealized foreign exchange gains or losses.
              Unrealized appreciation (depreciation) on foreign exchange on investments is primarily the result of interest rate movements and the resultant impact on fixed income securities, and unrealized appreciation (depreciation) is the result of exchange rate movements between the US dollar and the British pound. Such appreciation (depreciation) is not related to management actions or operational performance, nor is it likely to be realized.
              Therefore the Company believes that excluding this unrealized appreciation (depreciation) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. Average equity is calculated as the arithmetic average on a monthly basis for the stated periods.

              The Company presents ROAE as a measure that it is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
              See page 20 of the Company's financial supplement for a
              reconciliation of operating income to net income and page 15 for a reconciliation of average equity.

              (2) OPERATING INCOME is a non-GAAP financial measure. Operating income is an internal performance measure used by the Company in the management of its operations and represents after-tax
              operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses.

              The Company excludes after tax net realized capital gains or losses and after-tax net foreign exchange gains or losses from its calculation of operating income because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. The Company believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company's results of operations in a manner similar to how management analyzes the Company's underlying business performance. Operating income should not be viewed as a substitute for GAAP net income. Please see above and page 20 of the company's financial supplement for a reconciliation of operating income to net income. The company's financial supplement can be obtained from Aspen's website at www.aspen.bm.

              (3) DILUTED BOOK VALUE PER SHARE is a non-GAAP financial measure.
              The Company has included diluted book value per share because it takes into account the effect of dilutive securities; therefore, the Company believes it is a better measure of calculating shareholder returns than book value per share. Please see page 20 of the company's financial supplement for a reconciliation of diluted book value per share to basic book value per share. The company's financial supplement can be obtained from Aspen's website at www.aspen.bm.

                                      # # #